Exhibit 99.1

FOOTNOTES

(1)
This statement is being filed by: The Goldman Sachs Group, Inc. ("GS Group"), Goldman, Sachs & Co. ("Goldman Sachs"), GSCP V Cobalt Holdings, LLC ("Cobalt V Holdings"), GSCP VI Cobalt Holdings, LLC ("Cobalt VI Holdings"), GSCP V Offshore Cobalt Holdings, LLC ("Offshore V Holdings LLC"), GSCP VI Offshore Cobalt Holdings, LLC ("Offshore VI Holdings LLC"), GSCP V GmbH Cobalt Holdings, LLC ("GmbH Holdings V LLC"), GSCP VI GmbH Cobalt Holdings, LLC ("GmbH Holdings VI LLC" and, together with Cobalt V Holdings, Cobalt VI Holdings, Offshore V Holdings LLC, Offshore VI Holdings LLC, Institutional and GmbH Holdings V LLC, the "Goldman LLCs"), GSCP V Offshore Cobalt Holdings, L.P. ("Offshore V Holdings LP"), GSCP VI Offshore Cobalt Holdings, L.P. ("Offshore VI Holdings LP"), GSCP V GmbH Cobalt Holdings, L.P. ("GmbH Holdings V LP"), GSCP VI GmbH Cobalt Holdings, L.P. ("GmbH Holdings VI LP"), GSCP V GmbH Cobalt Holdings ("GmbH Holdings V"), GSCP VI GmbH Cobalt Holdings ("GmbH Holdings VI"), GS Capital Partners V Fund, L.P. ("GS Capital V"), GS Capital Partners VI Fund, L.P. ("GS Capital VI"), GS Capital Partners V Offshore Fund, L.P. ("GS V Offshore"), GS Capital Partners VI Offshore Fund, L.P. ("GS VI Offshore"), GS Capital Partners V Institutional, L.P. ("GS Institutional"), GS Capital Partners VI Parallel, L.P. ("GS Parallel"), GS Capital Partners V GmbH & Co. KG ("GS V Germany"), GS Capital Partners VI GmbH & Co. KG ("GS VI Germany" and, together with GS Capital V, GS Capital VI, GS V Offshore, GS VI Offshore, GS Institutional, GS Parallel and GS V Germany, the "Limited Partnerships"), GSCP V Advisors, L.L.C. ("GSCP V Advisors"), GSCP VI Advisors, L.L.C. ("GSCP VI Advisors"), GSCP V Offshore Advisors, L.L.C. ("GSCP V Offshore Advisors"), GSCP VI Offshore Advisors, L.L.C. ("GSCP VI Offshore Advisors"), GS Advisors V, L.L.C. ("GS Advisors V"), GS Advisors VI, L.L.C. ("GS Advisors VI"), and Goldman, Sachs Management GP GmbH ("GS GmbH" and, together with the foregoing entities, the "Reporting Persons").

Neither the present filing nor anything contained herein shall be construed as an admission that any Reporting Person constitutes a “person” for any purpose other than for compliance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Due to the electronic system’s limitation of 10 Reporting Persons per joint filing, this statement is being filed in duplicate.

(2)
Pursuant to an underwriting agreement, dated January 15, 2013 (the “Underwriting Agreement”), by and among the underwriters named therein (the “Underwriters”), Cobalt International Energy, Inc. (the “Company”) and the selling stockholders named in Schedule A thereto (the “Selling Stockholders”), the Underwriters agreed to purchase from the Selling Stockholders and the Selling Stockholders agreed to sell to the Underwriters an aggregate of 40,000,000 shares of common stock of the Company, par value $0.01 per share (“Common Stock”), which aggregate amount includes 13,050,450 shares of Common Stock held by the Reporting Persons (the “Offering”). On January 18, 2013, the Underwriters closed on the sale of securities with respect to the Offering.

Pursuant to the final prospectus filed by the Company on January 17, 2013, the purchase price of the shares of Common Stock in the Offering paid by the Underwriters was $25.00 per share of Common Stock. Accordingly, the Reporting Persons sold an aggregate of 13,050,450 shares of Common Stock for an aggregate amount of $326,261,250.

(3)
As of January 18, 2013, GS Group and Goldman Sachs may be deemed to beneficially own an aggregate of 49,909,648 shares of Common Stock through the Limited Partnerships. Affiliates of Goldman Sachs and GS Group are the general partner, managing limited partner or managing partner of the Limited Partnerships. Goldman Sachs serves as the investment manager of the Limited Partnerships and is a wholly-owned subsidiary of GS Group.

As of January 18, 2013, Cobalt V Holdings beneficially owns an aggregate of 16,292,865 shares of Common Stock which may be deemed to be beneficially owned by its sole member, GS Capital V, and GS Capital V's sole general partner, GSCP V Advisors.

As of January 18, 2013, Offshore V Holdings LLC beneficially owns an aggregate of 8,416,214 shares of Common Stock which may be deemed to be beneficially owned by its sole member, Offshore V Holdings LP, and GS V Offshore, the general partner of Offshore V Holdings LP, and GSCP V Offshore Advisors, the general partner of GS V Offshore.

As of January 18, 2013, GS Institutional beneficially owns an aggregate of 5,587,046 shares of Common Stock which may be deemed to be beneficially owned by GS Advisors V, the general partner of GS Institutional.

As of January 18, 2013, GmbH Holdings V LLC beneficially owns an aggregate of 645,957 shares of Common Stock which may be deemed to be beneficially owned by its sole member, GmbH Holdings V LP, by GmbH Holdings V, the general partner of GmbH Holdings V LP, by GS Germany, the sole stockholder of GmbH Holdings V, and by GS GmbH, the general partner of GS V Germany.

As of January 18, 2013, Cobalt VI Holdings beneficially owns an aggregate of 8,853,883 shares of Common Stock which may be deemed to be beneficially owned by its sole member, GS Capital VI, and GS Capital VI's sole general partner, GSCP VI Advisors.

As of January 18, 2013, Offshore VI Holdings LLC beneficially owns an aggregate of 7,364,349 shares of Common Stock which may be deemed to be beneficially owned by its sole member, Offshore VI Holdings LP, by GS VI Offshore, the general partner of Offshore VI Holdings LP, and by GSCP VI Offshore Advisors, the general partner of GS VI Offshore.

As of January 18, 2013, GS Parallel beneficially owns an aggregate of 2,434,667 shares of Common Stock which may be deemed to be beneficially owned by GS Advisors VI, the general partner of GS Parallel.

As of January 18, 2013, GmbH Holdings VI LLC beneficially owns an aggregate of 314,667 shares of Common Stock which may be deemed to be beneficially owned by its sole member, GmbH Holdings VI LP, by GmbH Holdings VI, the general partner of GmbH Holdings VI LP, by GS Germany, the sole stockholder of GmbH Holdings VI, and by GS GmbH, the general partner of GS VI Germany.

The Reporting Persons disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interests therein.